Exhibit 99.1

Codexis Reports Financial Results for the First Quarter of 2017

Product sales increase 49%

Highlights include signing second multiyear agreement in the food industry and initiating beta testing of first company-developed enzyme for the molecular diagnostics industry

Conference call begins at 4:30 pm Eastern time today

REDWOOD CITY, Calif. (May 9, 2017) - Codexis, Inc. (NASDAQ: CDXS), a leading protein engineering company, announces financial results for the three months ended March 31, 2017, and provides a business update.

“Codexis delivered a solid start to 2017 with product sales increasing 49%, reaching the top of our range for full-year product sales growth. I am especially pleased that those sales were recorded at gross margins that exceed our guidance range for the year,” said Codexis President and CEO John Nicols. “These results show our continued execution toward a third consecutive year of translating our protein catalyst and enzyme pipeline into sustained product sales growth. Product sales were again led by deliveries to Merck, as well as significant aggregate sales to several generic pharmaceutical customers. Additionally, we shipped a large order that advanced the timeline for switching the manufacturing process of another major pharmaceutical company’s patented, commercially available drug to use our proprietary protein catalyst.

“We have delivered a number of strategic successes year-to-date,” he added. “First on the list is the signing of our second multiyear agreement with Tate & Lyle. We have already staffed the research project for improving their target food ingredient process and received a payment in the low single-digit million dollar range, which we will start to recognize in the second quarter. Second, we filed our first patent application and began beta testing the first Codexis-developed enzyme for the molecular diagnostics industry. We also welcomed new shareholders to Codexis, who along with participation by several existing shareholders, strengthened our balance sheet with a successful follow-on equity offering in early April. We are well-positioned to accelerate execution of multiple growth initiatives and further capitalize on the versatility of our CodeEvolver® protein engineering technology,” Mr. Nicols concluded.

First Quarter Financial Highlights
Total revenues for the first quarter of 2017 were $8 million, unchanged from the first quarter of 2016. Product sales for the first quarter of 2017 increased 49% to $5.6 million from $3.7 million for the prior-year period due to increased demand for enzymes for both generic and branded products.

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Research and development revenues for the first quarter of 2017 were $2.0 million compared with $3.5 million for the first quarter of 2016, which included the recognition of a milestone payment from a collaboration agreement with a major biopharmaceutical company, as well as $1.1 million from the combined pro-rata revenue recognition of previously received upfront payments from GlaxoSmithKline and Merck. These prior-year events were partly offset in the first quarter of 2017 by a significant increase in service revenues from Merck and another major pharmaceutical customer for development of an enzyme being used to manufacture the customer’s already commercialized drug. Revenue from the revenue-sharing arrangement with Exela PharmSci for sales of the argatroban injectable drug was $0.4 million for the first quarter of 2017 compared with $0.7 million for the first quarter of 2016.

Gross margin on product sales for the first quarter of 2017 increased to 46% from 33% for the first quarter of 2016, mainly due to an increase in sales of higher-margin products.

Research and development (R&D) expenses were $5.8 million for the first quarter of 2017 compared with $5.7 million for the first quarter of 2016, with the increase due to higher outside services expense and increased costs associated with higher headcount, which was partially offset by lower amortization of intangibles. Selling, general and administrative (SG&A) expenses for the first quarter of 2017 decreased to $6.6 million from $6.8 million for the first quarter of 2016, due primarily to lower legal fees and outside services expense, offset in part by increased costs associated with higher headcount.

The net loss for the first quarter of 2017 was $7.5 million, or $0.18 per share, compared with a net loss for the first quarter of 2016 of $7.0 million, or $0.17 per share. Non-GAAP net loss for the first quarter of 2017 was $5.5 million, or $0.13 per share, compared with a non-GAAP net loss for the first quarter of 2016 of $4.3 million, or $0.11 per share. A reconciliation of GAAP to non-GAAP measures is provided below.

Cash and cash equivalents as of March 31, 2017 were $13.9 million, compared with $19.2 million as of December 31, 2016. Cash and cash equivalents as of March 31, 2017 did not include the payment received from Tate & Lyle in May 2017 relating to the agreement signed on March 31, 2017. On April 12, 2017, Codexis completed a public offering of common stock raising net proceeds of $23.3 million.

Financial Outlook
Codexis is affirming its financial guidance for 2017 as follows:

•	Total revenues of $50 million to $53 million, which assumes revenues related to the company’s third non-exclusive CodeEvolver® license agreement, which is expected in the second half of 2017.

•	Product sales of $21 million to $23 million, an increase of 37% to 50% over 2016.

•	Gross margin on product sales between 37% and 39%.

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•	Total operating expenses for R&D and SG&A to increase by 6% to 8% over 2016.

Non-GAAP Financial Measures
Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis. On a non-GAAP basis, financial measures exclude non-cash items such as depreciation expense, intangible asset amortization expense and stock-based compensation expense. Non-GAAP financial measures presented are: non-GAAP net income or loss, non-GAAP net income or loss per share (basic and diluted), and non-GAAP operating expenses, including non-GAAP research and development expense and non-GAAP selling, general and administrative expense. Non-GAAP operating expenses exclude stock-based compensation expense, amortization of intangible assets and depreciation of fixed assets.

Codexis management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an ongoing basis, and internally for operating, budgeting and financial planning purposes. Codexis management believes the non-GAAP information is useful for investors by offering them the ability to identify trends in what management considers to be Codexis’ core operating results and to better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they do not include all items of expense that affect Codexis. These non-GAAP financial measures are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP, and therefore these non-GAAP results should only be used for evaluation in conjunction with the corresponding GAAP measures. A description of the non-GAAP calculations and reconciliation to comparable GAAP financial measures is provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Conference Call and Webcast
Codexis will hold a conference call and audio webcast today beginning at 4:30 p.m. Eastern time. The conference call dial-in numbers are 855-890-8665 for domestic callers and 720-634-2938 for international callers, and the passcode is 14067412. A live webcast of the call will be available on the Investors section of www.codexis.com.

A recording of the call will be available for 48 hours beginning approximately two hours after the completion of the call by dialing 855-859-2056 for domestic callers or 404-537-3406 for international callers. Please use the passcode 14067412 to access the recording. A webcast replay will be available on the Investors section of www.codexis.com for 30 days, beginning approximately two hours after the completion of the call.

About Codexis, Inc.
Codexis, Inc. is a leading protein engineering company that applies its technology to the development of biocatalysts for commercial manufacture of pharmaceuticals and fine chemicals, as well as the development of enzymes as biotherapeutics and for molecular diagnostics. Codexis’ proven technology enables implementation of

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biocatalytic solutions to meet customer needs for rapid, cost-effective and sustainable manufacturing. For more information, see www.codexis.com.

Forward-Looking Statements
To the extent that statements contained in this press release are not descriptions of historical facts regarding Codexis, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including Codexis’ expectations regarding 2017 total revenues, product sales, gross margin on product sales and operating expenses, its ability to enter into, and the timing of, future CodeEvolver® protein engineering platform technology license agreements, and the timing and amount of revenue recognition and future growth. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Codexis’ control and that could materially affect actual results. Factors that could materially affect actual results include, among others: Codexis’ dependence on its licensees and collaborators; Codexis’ dependence on a limited number of products and customers in its biocatalysis business; potential adverse effects to Codexis’ business if its customers’ pharmaceutical or food products are not received well in the markets; risks, uncertainties and costs associated with the successful development of therapeutic candidates; Codexis’ ability to develop and commercialize new products for the biocatalysis markets; Codexis’ dependence on a limited number of contract manufacturers for large-scale production of its enzymes; Codexis’ ability to deploy its technology platform in new market spaces, including the fine chemicals, therapeutics and in vitro molecular diagnostics markets; Codexis’ need for additional capital in the future in order to expand its business or to adjust for market conditions or strategic considerations, which may involve Codexis entering into equity offerings, debt financings, credit facilities and/or strategic collaborations; Codexis’ dependence on key personnel; risks associated with the patent litigation that Codexis initiated in February 2016; Codexis’ ability to establish and maintain adequate protection for intellectual property, trade secrets and other proprietary rights covering its technologies; and any claims by third parties that Codexis is infringing their intellectual property rights or other proprietary rights. Additional information about factors that could materially affect actual results can be found in Codexis’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 9, 2017, including under the caption “Risk Factors” and in Codexis’ other periodic reports filed with the SEC. Codexis expressly disclaims any intent or obligation to update these forward- looking statements, except as required by law.

Codexis Contacts:

Investors
LHA
Jody Cain, 310-691-7100 jcain@lhai.com

Financial Tables to Follow

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Codexis, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended March 31,
	2017	2016
Revenues:
Product sales	$5,586	$3,740
Research and development revenues	2,001	3,534
Revenue sharing arrangement	384	722
Total revenues	7,971	7,996
Costs and operating expenses:
Cost of product sales	3,002	2,489
Research and development	5,839	5,686
Selling, general and administrative	6,606	6,802
Total costs and operating expenses	15,447	14,977
Loss from operations	(7,476)	(6,981)
Interest income	18	15
Other income, net	22	3
Loss before income taxes	(7,436)	(6,963)
Provision for income taxes	24	11
Net loss	$(7,460)	$(6,974)

Net loss per share, basic and diluted	$(0.18)	$(0.17)
Weighted average common shares used in computing net loss per share, basic and diluted	41,250	40,072

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Codexis, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In Thousands)

	March 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$13,923	$19,240
Accounts receivable, net	5,381	5,924
Inventories	1,124	825
Prepaid expenses and other current assets	1,314	1,238
Total current assets	21,742	27,227
Restricted cash	1,592	1,624
Marketable securities	1,051	1,142
Property and equipment, net	2,752	2,155
Goodwill	3,241	3,241
Other non-current assets	253	259
Total assets	$30,631	$35,648
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,493	$4,232
Accrued compensation	5,334	4,314
Other accrued liabilities	3,055	2,111
Deferred revenue	1,644	1,710
Total current liabilities	13,526	12,367
Deferred revenue, net of current portion	2,180	1,066
Lease incentive obligation, net of current portion	779	885
Financing obligation, net of current portion	255	—
Other long-term liabilities	2,211	2,231
Total liabilities	18,951	16,549
Stockholders' equity:
Common stock	4	4
Additional paid-in capital	311,296	311,164
Accumulated other comprehensive loss	(91)	—
Accumulated deficit	(299,529)	(292,069)
Total stockholders' equity	11,680	19,099
Total liabilities and stockholders' equity	$30,631	$35,648

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Codexis, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended March 31,
	2017	2016

(i) Research and development expenses
Research and development expenses - GAAP	$5,839	$5,686
Non-GAAP adjustments:
Depreciation expense(a)	(178)	(200)
Intangible asset amortization(b)	—	(844)
Stock-based compensation(c)	(323)	(220)
Research and development expenses - Non-GAAP	$5,338	$4,422

(ii) Selling, general and administrative expenses
Selling, general and administrative expenses - GAAP	$6,606	$6,802
Non-GAAP adjustments:
Depreciation expense(a)	(148)	(265)
Stock-based compensation(c)	(1,346)	(1,169)
Selling, general and administrative expenses - Non-GAAP	$5,112	$5,368

(iii) Net loss
Net loss - GAAP	$(7,460)	$(6,974)
Non-GAAP adjustments:
Depreciation expense(a)	326	465
Intangible asset amortization(b)	—	844
Stock-based compensation(c)	1,669	1,389
Net loss - Non-GAAP	$(5,465)	$(4,276)

(iv) Net loss per share
Net loss per share - GAAP, basic and diluted	$(0.18)	$(0.17)
Adjustments to GAAP net loss per share (as detailed above)	0.05	0.06
Net loss per share - Non-GAAP, basic and diluted	$(0.13)	$(0.11)

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These non-GAAP financial measures exclude the following items:
(a) Depreciation expense: we provide non-GAAP information which excludes depreciation expense related to the depreciation of property and equipment. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the acquisition of property and equipment, and the corresponding depreciation expense, can be inconsistent in amount and can vary from period to period.
(b) Intangible asset amortization: we provide non-GAAP information which excludes expenses for the amortization of intangible assets which primarily relate to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because this expense is non-cash. This financial measure may be different from non-GAAP methods of accounting and reporting used by the Company’s competitors to the extent their non-GAAP measures include or exclude other items. The presentation of this additional information should not be considered a substitute for net income or net income per diluted share or other measures prepared in accordance with GAAP.
(c) Stock-based compensation: we provide non-GAAP information which excludes expenses for stock-based compensation. We believe the exclusion of this item allows for financial results that are more indicative of our operations. We also believe that the exclusion of stock-based compensation expense provides for a better comparison of Codexis' operating results to prior periods as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types.
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